NEWS RELEASE

Exhibit 99.1

MATTEL REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS
AND DECLARES QUARTERLY DIVIDEND

Second Quarter Highlights1

•	Worldwide net sales down 3% as reported, and down 1% in constant currency; worldwide gross sales down 4% as reported, and down 1% in constant currency.

•
Fisher-Price® worldwide gross sales up 3% as reported, and up 6% in constant currency; Wheels worldwide gross sales up 1% as reported, and up 8% in constant currency; Barbie® worldwide gross sales up 23% as reported, and up 24% in constant currency.

•
Reported operating loss of $11.7 million, compared to reported operating income of $0.6 million in the prior year, and adjusted operating income of $6.2 million, compared to adjusted operating income of $18.8 million in the prior year.

•
Reported loss per share of $0.06, compared to reported loss per share of $0.03 in the prior year; and adjusted loss per share of $0.02, compared to adjusted earnings per share of $0.01 in the prior year.

Capital Deployment

•	Board declared a 2016 third quarter cash dividend of $0.38 per share, which is flat compared to the third quarter of 2015.

EL SEGUNDO, Calif., July 20, 2016 - For the second quarter of 2016, Mattel, Inc. (NASDAQ: MAT) reported worldwide net sales were down 3% as reported, and down 1% in constant currency, versus the prior year. Worldwide gross sales were down 4% as reported, and down 1% in constant currency. Reported operating loss was $11.7 million, and adjusted operating income was $6.2 million. Reported net loss per share was $0.06, and adjusted loss per share was $0.02.

“We are encouraged by our results in the second quarter, which reflect good ongoing progress in our turnaround,” said Christopher Sinclair, Chairman and CEO of Mattel. “Importantly, we continue to see improved brand momentum across much of our portfolio, and our slate of entertainment licenses is strong and building. Overall, our performance is in line with our expectations, and allowing for continuing foreign exchange headwinds, we remain broadly on track with our outlook for the year.”

Financial Overview
Second quarter net sales in the North American Region, which consists of the United States, Canada and American Girl, increased by 3% as reported and in constant currency, versus the prior year. In the International Region, net sales decreased by 10% as reported, and were down 4% in constant currency. Second quarter gross sales in the North American Region increased by 1% as reported and in constant currency. In the International Region, gross sales decreased by 9% as reported, and were down 3% in constant currency. Gross margin decreased 260 basis points, driven mainly by the negative impact from changes in currency exchange rates. Reported other selling and administrative expenses decreased $17.1 million and adjusted other selling and administrative expenses decreased $16.8 million, reflecting continued cost improvement initiatives.

Reported operating loss for the quarter was $11.7 million, compared to the prior year's reported operating income of $0.6 million. Adjusted operating income for the quarter was $6.2 million, compared to the prior year's adjusted operating income of $18.8 million.

The Company's debt-to-total capital ratio as of June 30, 2016 was 48.2%.

_______________________________________________
1 Please refer to Non-GAAP Financial Measures for a glossary of non-GAAP financial measures used herein, including gross sales, adjusted other selling and administrative expenses, adjusted operating income (loss), adjusted earnings (loss) per share and constant currency.

NEWS RELEASE

For the quarter, net cash flows used for operating activities were approximately $241 million, flat to the prior year, primarily driven by a higher net loss offset by lower working capital usage. Cash flows used for investing activities were approximately $124 million, a decrease of approximately $37 million versus the prior year, primarily driven by changes in foreign currency forward exchange contracts. Cash flows used for financing activities and other were approximately $210 million, compared to approximately $269 million in the prior year.

Capital Deployment
The Board of Directors declared a 2016 third quarter cash dividend of $0.38 per share, which is flat compared to the third quarter of 2015. The dividend will be payable on September 16, 2016 to stockholders of record on August 23, 2016.

Sales by Brand
Mattel Girls and Boys Brands
For the second quarter, worldwide gross sales for Mattel Girls & Boys Brands were $553.7 million, down 8% as reported, and down 5% in constant currency, versus the prior year. Worldwide gross sales for the Barbie brand were up 23% as reported, and 24% in constant currency. Worldwide gross sales for Other Girls brands were down 60% as reported, and 57% in constant currency. Worldwide gross sales for the Wheels category, which includes the Hot Wheels® and Matchbox® brands, were up 1% as reported, and 8% in constant currency. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were up 19% as reported, and 21% in constant currency.
Fisher-Price Brands
Second quarter worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $346.3 million, up 3% as reported, and 6% in constant currency, versus the prior year.
American Girl Brands
Second quarter gross sales for American Girl Brands®, which offers American Girl-branded products directly to consumers, were $68.1 million, down 19% as reported and in constant currency versus the prior year.
Construction and Arts & Crafts Brands
Second quarter gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $72.3 million, up 12% as reported, and 22% in constant currency, versus the prior year.

Conference Call and Live Webcast
At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2016 second quarter financial results. The conference call will be webcast on the “Investors” section of the Company's corporate website: http://corporate.mattel.com. To listen to the live call, log in to the website at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company's website for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:00 p.m. Eastern time the evening of the call until Friday, July 29, 2016, and may be accessed by dialing +1-404-537-3406. The passcode is 35334734.
Forward-Looking Statements
This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2016, as well as in

NEWS RELEASE

Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release includes gross sales, adjusted other selling and administrative expenses, adjusted operating income, adjusted earnings (loss) per share and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail below. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix. This earnings release and our earnings slide presentation are available in the “Investors” section of our corporate website, http://corporate.mattel.com, under the subheading “Financial Information – Earnings Releases.”
Gross sales

Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with brands and individual products, making net sales less meaningful.
Adjusted other selling and administrative expenses
Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses.
Adjusted operating income (loss)
Adjusted operating income (loss) represents Mattel’s reported operating income (loss), adjusted to exclude expenses associated with the acquisition and integration of an acquired business and the impact of restructuring and restructuring-related expenses. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in Mattel’s core operating results.
Adjusted earnings (loss) per share
Adjusted earnings (loss) per share represents Mattel’s reported diluted earnings (loss) per common share, adjusted to exclude expenses associated with the acquisition and integration of an acquired business, the impact of restructuring and restructuring-related expenses, sale of non-core assets, and currency devaluations. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares. Adjusted earnings (loss) per share is presented to provide additional perspective on underlying trends in Mattel's core earnings. Adjusted earnings (loss) per share is a performance measure and should not be used as a measure of liquidity.
Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The consistent exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are

NEWS RELEASE

generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance.
About Mattel
Mattel is a creations company that inspires the wonder of childhood. Our mission is to be the recognized leader in play, learning and development worldwide. Mattel's portfolio of global consumer brands includes American Girl®, Barbie®, Fisher-Price®, Hot Wheels®, Monster High® and Thomas & Friends®, among many others. Mattel also creates a wealth of lines and products made in collaboration with leading entertainment and technology companies. With a global workforce of approximately 31,000 people, Mattel operates in 40 countries and territories and sells products in more than 150 nations. Visit us online at www.mattel.com.
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Contacts:

News Media	Securities Analysts
Alex Clark	Martin Gilkes
310-252-6397	310-252-2703
alex.clark@mattel.com	martin.gilkes@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended June 30,						For the Six Months Ended June 30,
	2016		2015		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency	2016		2015		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$957.3		$988.2		-3%	-1%	$1,826.7		$1,910.9		-4%	-1%
Cost of sales	523.7	54.7%	515.3	52.1%	2%		1,004.5	55.0%	987.6	51.7%	2%
Gross Profit	433.6	45.3%	472.9	47.9%	-8%	0%	822.2	45.0%	923.3	48.3%	-11%	-2%
Advertising and promotion expenses	94.8	9.9%	104.7	10.6%	-10%		181.7	9.9%	207.2	10.8%	-12%
Other selling and administrative expenses	350.5	36.6%	367.6	37.2%	-5%		701.3	38.4%	770.0	40.3%	-9%
Operating (Loss) Income	(11.7)	-1.2%	0.6	0.1%			(60.8)	-3.3%	(53.9)	-2.8%
Interest expense	22.6	2.4%	20.7	2.1%	9%		45.1	2.5%	41.1	2.2%	10%
Interest (income)	(2.7)	-0.3%	(2.1)	-0.2%	29%		(5.1)	-0.3%	(3.8)	0.2%	35%
Other non-operating (income) expense, net	(1.8)		1.9				22.4		1.8
Loss Before Income Taxes	(29.8)	-3.1%	(19.9)	-2.0%	50%	-122%	(123.2)	-6.7%	(93.0)	-4.9%	32%	-36%
Benefit for income taxes	(10.7)		(8.5)				(31.1)		(23.5)
Net Loss	$(19.1)	-2.0%	$(11.4)	-1.1%	68%		$(92.1)	-5.0%	$(69.5)	-3.6%	32%
Net Loss Per Common Share - Basic	$(0.06)		$(0.03)				$(0.27)		$(0.21)
Weighted average number of common shares	340.9		338.8				340.7		338.7
Net Loss Per Common Share - Diluted	$(0.06)		$(0.03)				$(0.27)		$(0.21)
Weighted average number of common and potential common shares	340.9		338.8				340.7		338.7

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,		December 31,
	2016	2015 (b)(c)	2015 (b)(c)
(In millions)	(Unaudited)
Assets
Cash and equivalents	$317.8	$300.5	$892.8
Accounts receivable, net	794.6	803.1	1,145.1
Inventories	891.8	853.8	587.5
Prepaid expenses and other current assets	361.7	372.9	375.7
Total current assets	2,365.9	2,330.3	3,001.1

Property, plant, and equipment, net	736.5	733.0	741.1
Other noncurrent assets	2,829.2	3,013.9	2,792.9
Total Assets	$5,931.6	$6,077.2	$6,535.1

Liabilities and Stockholders’ Equity
Short-term borrowings	$67.0	$—	$16.9
Current portion of long-term debt	300.0	—	300.0
Accounts payable and accrued liabilities	997.6	881.7	1,309.8
Income taxes payable	8.6	7.8	18.8
Total current liabilities	1,373.2	889.5	1,645.5

Long-term debt	1,786.1	2,083.3	1,784.7
Other noncurrent liabilities	462.0	539.9	471.7
Stockholders’ equity	2,310.3	2,564.5	2,633.2
Total Liabilities and Stockholders’ Equity	$5,931.6	$6,077.2	$6,535.1

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	June 30,
(In millions, except days and percentage information)	2016	2015 (b)

Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	75	73
Total debt outstanding	$2,153.1	$2,083.3
Total debt-to-total capital ratio	48.2%	44.8%

	Six Months Ended June 30,
(In millions)	2016 (a)	2015
Condensed Cash Flow Data:
Cash flows (used for) operating activities	$(241)	$(241)
Cash flows (used for) investing activities	(124)	(161)
Cash flows (used for) financing activities and other	(210)	(269)
Decrease in cash and equivalents	$(575)	$(671)

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

(b)	Other noncurrent assets and long-term debt have been retrospectively restated to reflect the adoption of Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs.

(c)
ASU 2015-17, Balance Sheet Classification of Deferred Taxes, was retrospectively adopted in the quarter ended March 31, 2016. As of June 30, 2015, prepaid expenses and other current assets decreased by $199.4 million, accounts payable and accrued liabilities decreased by $0.2 million, other noncurrent assets increased by $195.5 million, and other noncurrent liabilities decreased by $3.8 million. As of December 31, 2015, prepaid expenses and other current assets decreased by $195.8 million, other noncurrent assets increased by $193.6 million, and other noncurrent liabilities decreased by $2.2 million.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
(In millions, except percentage information)	2016	2015			2016	2015
			% Change as Reported	% Change in Constant Currency			% Change as Reported	% Change in Constant Currency
Worldwide Gross Sales by Brand:
Mattel Girls & Boys Brands	$553.7	$601.8	-8%	-5%	$1,081.6	$1,206.9	-10%	-7%
Fisher-Price Brands	346.3	336.8	3	6	618.9	600.7	3	7
American Girl Brands	68.1	84.2	-19	-19	161.4	190.2	-15	-15
Construction and Arts & Crafts Brands	72.3	64.8	12	22	134.2	103.1	30	42
Other	12.4	7.5			18.8	14.4
Gross Sales	$1,052.8	$1,095.1	-4%	-1%	$2,014.9	$2,115.3	-5%	-1%

Worldwide Gross Sales - Mattel Girls & Boys Brands:
Barbie	$160.5	$130.3	23%	24%	$301.7	$276.3	9%	11%
Other Girls	70.4	175.9	-60	-57	142.7	365.4	-61	-57
Wheels	162.2	160.6	1	8	297.2	292.6	2	8
Entertainment	160.6	135.0	19	21	340.0	272.6	25	28
Gross Sales	$553.7	$601.8	-8%	-5%	$1,081.6	$1,206.9	-10%	-7%

Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$1,052.8	$1,095.1			$2,014.9	$2,115.3
Sales Adjustments[1]	(95.5)	(106.9)			(188.2)	(204.4)
Net Sales	$957.3	$988.2	-3%	-1%	$1,826.7	$1,910.9	-4%	-1%

1 Sales adjustments are not allocated to individual products. As such, net sales are only presented on a consolidated basis and not on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

GROSS SALES BY REGION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
(In millions, except percentage information)	2016	2015			2016	2015
			% Change as Reported	% Change in Constant Currency			% Change as Reported	% Change in Constant Currency
North American Region Gross Sales[1]
Gross Sales	$587.6	$583.6	1%	1%	$1,174.9	$1,181.7	-1%	0%
Sales Adjustments	(26.1)	(36.2)			(63.3)	(75.4)
Net Sales	$561.5	$547.4	3%	3%	$1,111.6	$1,106.3	0%	1%

International Region Gross Sales
Europe
Gross Sales	$217.0	$229.6	-5%	-2%	$448.3	$479.1	-6%	0%
Sales Adjustments	(33.4)	(34.3)			(72.0)	(72.4)
Net Sales	$183.6	$195.3	-6	-2%	$376.3	$406.7	-7	-1%

Latin America
Gross Sales	$124.3	$154.9	-20%	-7%	$191.5	$242.4	-21%	-6%
Sales Adjustments	(17.4)	(20.4)			(24.4)	(30.5)
Net Sales	$106.9	$134.5	-21	-7%	$167.1	$211.9	-21%	-7%

Asia Pacific
Gross Sales	$123.9	$127.0	-2%	1%	$200.2	$212.1	-6%	-1%
Sales Adjustments	(18.6)	(16.0)			(28.5)	(26.1)
Net Sales	$105.3	$111.0	-5	-1%	$171.7	$186.0	-8	-3%

Total International Region
Gross Sales	$465.2	$511.5	-9%	-3%	$840.0	$933.6	-10%	-2%
Sales Adjustments	(69.4)	(70.7)			(124.9)	(129.0)
Net Sales	$395.8	$440.8	-10%	-4%	$715.1	$804.6	-11%	-3%

1 Consists of U.S., Canada, and American Girl.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2016	2015	2016	2015

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$350.5	$367.6	$701.3	$770.0
% of Net Sales	36.6%	37.2%	38.4%	40.3%
Adjustments:
Integration & Acquisition Costs (1)	(0.5)	(2.6)	(1.1)	(10.3)
Severance and Restructuring Expenses	(17.4)	(15.6)	(27.2)	(43.6)
Other Selling and Administrative Expenses, As Adjusted	$332.6	$349.4	$673.0	$716.1
% of Net Sales	34.7%	35.4%	36.8%	37.5%

Operating (Loss) Income
Operating (Loss) Income, As Reported	$(11.7)	$0.6	$(60.8)	$(53.9)
Adjustments:
Integration & Acquisition Costs (1)	0.5	2.6	1.1	10.3
Severance and Restructuring Expenses	17.4	15.6	27.2	43.6
Operating Income (Loss), As Adjusted	$6.2	$18.8	$(32.5)	$—

Earnings Per Share
Net Loss Per Common Share, As Reported	$(0.06)	$(0.03)	$(0.27)	$(0.21)
Adjustments:
Integration & Acquisition Costs (1)	—	0.01	—	0.03
Severance and Restructuring Expenses	0.05	0.04	0.08	0.13
Sale of Assets	—	—	(0.01)	—
Venezuela Currency Devaluation Loss	—	—	0.07	—
Tax Effect of Adjustments (2)	(0.01)	(0.01)	(0.03)	(0.03)
Net (Loss) Income Per Common Share, As Adjusted	$(0.02)	$0.01	$(0.16)	$(0.08)

(1) Includes Integration & Acquisition Costs for Fuhu and Sproutling in 2016 and MEGA Brands in 2015.
(2) The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares.